EXHIBIT 4.07


NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE TRANSFERRED EXCEPT IN COMPLIANCE WITH STATE AND FEDERAL SECURITIES LAWS

                                            Warrant to Purchase [see Schedule 1]
Dated:  January 2, 2003                     Shares of Common Stock


                            WARRANT FOR COMMON STOCK
                                       OF
                                 INTERLAND, INC.


     This WARRANT FOR COMMON STOCK is made and entered into as of the 2nd day of January, 2003 by and between Interland, Inc., a Minnesota corporation ("Interland"), and [each of the other parties identified on Schedule 1 hereto] (the "Holder").

                                   WITNESSETH:

     1. Issuance of Warrant. Subject to adjustments as set forth in Section 8 below, for good and valuable consideration received Interland hereby grants to Holder the right to purchase [see Schedule 1] shares of Interland's common stock (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares."

     2. Term of Warrant. This Warrant shall be exercisable in whole or in part at any time and from time to time from the date hereof through the fifth anniversary of the date set forth above (the "Exercise Period").

     3. Exercise Price. The exercise price per share for which Shares may be purchased pursuant to the terms of this Warrant shall be $5.00, subject to adjustment as provided in Section 8 below.

     4. Exercise and Payment. This Warrant may be exercised during the Exercise Period by the Holder hereof as to all of the Shares or in any increment or increments of 1,000 Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to Interland at the following address: 303 Peachtree Center Avenue, Atlanta, Georgia 30303; attention: Chief Financial Officer, or such other address as Interland shall designate in a written notice to the Holder, together with this Warrant accompanied by full payment of the purchase price therefor either:

          (a) in United States dollars in cash or by certified check; or

          (b) at Holder's election, through delivery of shares of Common Stock having a Fair Market Value equal as of the Date of the Exercise to the cash exercise price. The "Date of Exercise" shall be the date immediately preceding the date that Holder delivers the notice of exercise to Interland. The "Fair Market Value" shall be the average closing price of the publicly traded shares of Common Stock of Interland over the 20 trading days immediately preceding the date of exercise.

          (c) In lieu of payment of the purchase price in cash or by surrender of shares of Common Stock as provided above, the Holder may elect to receive upon exercise of this Warrant, by the surrender of this Warrant, at the office of Interland, a number of fully paid and nonassessable shares of Interland Common Stock as is computed using the following formula:

                                    X=Y (A-B)
                                      -------
                                         A

where     X = the number of shares to be issued to such Holder  pursuant to this paragraph.

          Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this paragraph.

          A = the Fair Market Value of one share of Interland Common Stock, as of the time the net issue election is made pursuant to this paragraph.

          B = the purchase price in effect under this Warrant at the time the net issue election is made pursuant to this paragraph.

In connection with any partial exercise of this Warrant pursuant to this paragraph (c), the Holder shall surrender to Interland this Warrant and Interland will issue to the Holder a replacement Warrant, exerciseable for a number of shares of Interland Common Stock equal to (x) the number of shares of Common Stock issuable upon exercise of this Warrant, less (y) the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this paragraph. The parties intend that the exercise of this Warrant pursuant to this paragraph (c) be treated as a "reorganization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended and, except as otherwise required by law, Interland agrees not to take any position inconsistent with such treatment for federal income tax purposes including, but not limited to, in any filing, return or information statement.

     Upon exercise of this Warrant as aforesaid, Interland shall as promptly as practicable, and in any event within 15 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by the Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. Holder covenants and agrees that it will pay when due any and all state and federal issue taxes, if any, which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

     5. Covenants and Conditions. The above provisions are subject to the following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Interland and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant. The certificates representing such Shares shall bear a legend to such effect. The Holder and Interland agree to execute such other documents and instruments as counsel for Interland reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

          (b) Interland covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, as provided herein, be legally and validly issued and outstanding, fully paid and nonassessable, free from all liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. Interland shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

     6. Transfer of Warrant. Subject to the provisions of Section 5 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to Interland with written instructions for such transfer. Upon such presentation for transfer, Interland shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions.

     7. Warrant Holder Not Shareholder. This Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of Interland.

     8. Adjustment upon Changes in Stock.

          (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of Interland, or other similar event, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next lower number of shares, rounding all fractions downward. In such event, Interland shall pay to Holder an amount equal to the average closing price of the publicly traded shares of Common Stock of Interland over the 20 trading days immediately preceding the exercise of this Warrant multiplied by the fractional share to be disregarded pursuant to the foregoing sentence. Whenever there shall be an adjustment pursuant to this Section 8(a), Interland shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

          (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of securities, reorganization or liquidation of Interland or other similar event, as a result of which (i) the shares of Common Stock shall be changed into the same or a different number of securities of the same or another class or classes of securities of Interland or another entity, or (ii) the shares of Common Stock shall be entitled to the distribution of property of Interland as a result of liquidation of Interland, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of securities, or the property, as the case may be, which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of securities, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next lower number of shares, rounding all fractions downward. In such event, Interland shall pay to Holder an amount equal to the average closing price of the publicly traded shares of Common Stock of Interland over the 20 trading days immediately preceding the exercise of this Warrant multiplied by the fractional share to be disregarded pursuant to the foregoing sentence. Whenever there shall be an adjustment pursuant to this Section 8(b), Interland shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

     9.  Certain   Notices.   If  at  any  time  Interland   shall  propose  to:

          (a) declare any cash dividend upon its Common Stock;

          (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

          (d) reorganize, or reclassify the capital stock of Interland, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; or

          (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of Interland;

then, in any one or more of said cases, Interland shall give to the Holder, by hand delivery or by certified or registered mail sent to Holder at the address set forth next to the Holder's signature below (or such other address as Holder shall provide to Interland in writing), (i) at least 20 days' prior written notice of the date on which the books of Interland shall close or a record shall be taken for such dividend, distribution or subscription rights for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution or winding up, as the case may be. Such notice shall be deemed given when actually delivered.

     10. Successors, Assigns. All the terms and provisions of this Warrant shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and the heirs, beneficiaries and legal representatives of Holder.

     11. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of Interland and the Holder.

     12. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.


            (The remainder of this page is intentionally left blank.)

     IN WITNESS WHEREOF, the undersigned hereto has executed this Warrant as of the date first above written.

                                   "INTERLAND"

                                   INTERLAND, INC.


                                   By:
                                       -----------------------------------------
                                       Allen L. Shulman, Senior Vice-President,
                                       Chief Financial Officer,
                                       General Counsel and Secretary


                                   SCHEDULE 1

---------------------------------------------------------------------------------------------------------
                                                 WARRANT TO PURCHASE SHARES OF      WARRANT TO PURCHASE
                                                     COMMON STOCK ISSUED TO        SHARES OF COMMON STOCK
                    HOLDERS                        SELLING SHAREHOLDERS AS OF        CURRENTLY HELD IN
                                                          CLOSING DATE                    ESCROW
---------------------------------------------------------------------------------------------------------
Accel Internet/Strategic Technology Fund L.P.                            55,624                    6,181
---------------------------------------------------------------------------------------------------------
Accel Investors 96 L.P.                                                  24,722                    2,747
---------------------------------------------------------------------------------------------------------
Accel Keiretsu V L.P.                                                     8,241                      916
---------------------------------------------------------------------------------------------------------
Accel V L.P.                                                            415,126                   46,125
---------------------------------------------------------------------------------------------------------
Adam P. Godfrey                                                             873                       97
---------------------------------------------------------------------------------------------------------
Bessec Ventures IV L.P.                                                 160,321                   17,813
---------------------------------------------------------------------------------------------------------
Bessemer Venture Investors L.P.                                          23,992                    2,666
---------------------------------------------------------------------------------------------------------
Bessemer Venture Partners IV L.P.                                       160,320                   17,813
---------------------------------------------------------------------------------------------------------
Bradley Feld                                                              3,634                      404
---------------------------------------------------------------------------------------------------------
Brian D. Cohen                                                            2,447                      272
---------------------------------------------------------------------------------------------------------
Bridge Street Special Opportunities Fund 2000, L.P.                      47,984                    5,332
---------------------------------------------------------------------------------------------------------
Brimstone Island Company L.P.                                             5,457                      606
---------------------------------------------------------------------------------------------------------
BVP IV Special Situations L.P.                                           13,017                    1,446
---------------------------------------------------------------------------------------------------------
Charles River Friends X-B, LLC                                           22,679                    2,520
---------------------------------------------------------------------------------------------------------
Charles River Friends X-C, LLC                                            3,973                      441
---------------------------------------------------------------------------------------------------------
Charles River Partnership VII, A Limited Partnership                    471,439                   52,382
---------------------------------------------------------------------------------------------------------
Charles River Partnership X, A Limited Partnership                      343,968                   38,219
---------------------------------------------------------------------------------------------------------
Charles River Partnership X-A, A Limited Partnership                      9,437                    1,049
---------------------------------------------------------------------------------------------------------
Christopher F.O. Gabrieli                                                17,119                    1,902
---------------------------------------------------------------------------------------------------------
David J. Cowan                                                            3,424                      380
---------------------------------------------------------------------------------------------------------
David A. Litwak                                                          24,580                    2,731
---------------------------------------------------------------------------------------------------------
Dell U.S.A.  L.P.                                                       959,699                  106,633
---------------------------------------------------------------------------------------------------------
Douglas McNary                                                            9,597                    1,066
---------------------------------------------------------------------------------------------------------
Edward Park                                                                 873                       97
---------------------------------------------------------------------------------------------------------
Ellen Poss                                                                5,950                      661
---------------------------------------------------------------------------------------------------------
Ellmore C. Patterson Partners                                            11,331                    1,259
---------------------------------------------------------------------------------------------------------
FSC Corp. (Fleet)                                                        47,985                    5,332
---------------------------------------------------------------------------------------------------------
Gautam A. Prakash                                                         2,567                      285
---------------------------------------------------------------------------------------------------------
GS PEP Technology Fund 2000 Offshore Holdings, L.P.                      44,807                    4,979
---------------------------------------------------------------------------------------------------------
GS PEP Technology Fund 2000, L.P.                                       113,533                   12,615
---------------------------------------------------------------------------------------------------------
GS Private Equity Partners 1999-Direct                                    5,006                      556
Investment Fund, L.P.
---------------------------------------------------------------------------------------------------------
Harbourvest Partners V - Direct Fund L.P.                               567,260                   63,029
---------------------------------------------------------------------------------------------------------
Hardymon Family Limited Partnership                                       8,559                      951
---------------------------------------------------------------------------------------------------------
High Street Investors 2000 (Testa Hurwitz &                               9,598                    1,066
Thibeault, LLP)
---------------------------------------------------------------------------------------------------------
Howard S. Markowitz                                                         514                       57
---------------------------------------------------------------------------------------------------------
Hybrid Venture Partners, L.P. (Comdisco)                                 47,985                    5,332
---------------------------------------------------------------------------------------------------------
Joanna A. Strober                                                         1,004                      111
---------------------------------------------------------------------------------------------------------
John G. MacDonald                                                           698                       78
---------------------------------------------------------------------------------------------------------
Lindsay 1994 Family Partnership, L.P.                                     3,424                      381
---------------------------------------------------------------------------------------------------------
Lisa Underkoffler                                                           490                       54
---------------------------------------------------------------------------------------------------------
Lycos, Inc.                                                             137,237                   15,249
---------------------------------------------------------------------------------------------------------
Matrix IV Entrepreneurs Fund, A Limited                                  41,688                    4,632
Partnership
---------------------------------------------------------------------------------------------------------
Matrix Partners IV, L.P.                                                792,070                   88,008
---------------------------------------------------------------------------------------------------------
Mitchell Kapor                                                           69,322                    7,702
---------------------------------------------------------------------------------------------------------
Morton Rosenthal                                                         10,885                    1,209
---------------------------------------------------------------------------------------------------------
Neill H. Brownstein                                                       2,182                      243
---------------------------------------------------------------------------------------------------------
Richard R. Davis                                                          3,274                      364
---------------------------------------------------------------------------------------------------------
Robert H. Buescher                                                        1,713                      190
---------------------------------------------------------------------------------------------------------
Robert J.S. Roriston                                                        873                       97
---------------------------------------------------------------------------------------------------------
Robi L. Soni                                                                595                       66
---------------------------------------------------------------------------------------------------------
Rodney A. Cohen                                                             873                       97
---------------------------------------------------------------------------------------------------------
Russell Werner                                                           53,263                    5,918
---------------------------------------------------------------------------------------------------------
Steven L. Williamson                                                      1,310                      145
---------------------------------------------------------------------------------------------------------


                                       7

---------------------------------------------------------------------------------------------------------
Stone Street Fund 2000, L.P.                                             47,984                    5,332
---------------------------------------------------------------------------------------------------------
Stone Street PEP Technology Fund 2000, L.P.                              40,590                    4,510
---------------------------------------------------------------------------------------------------------
The Goldman Sachs Group, Inc.                                           515,839                   57,315
---------------------------------------------------------------------------------------------------------
Victoria Lohse                                                            3,839                      427
---------------------------------------------------------------------------------------------------------
William Lohse                                                             5,758                      640
---------------------------------------------------------------------------------------------------------
William T. Burgin                                                         5,457                      606
---------------------------------------------------------------------------------------------------------
Woods 1994 Family Partnership, L.P.                                       5,991                      666
---------------------------------------------------------------------------------------------------------
                                                                      5,400,000                  600,000
---------------------------------------------------------------------------------------------------------




                                       6

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